Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of its Registration Statements on Form S-3, as amended (Nos. 33-14741, 33-14743, 33-20183, and 33-51639) and in the Registration
Statements on Form S-8, as amended (Nos. 2-87550, 2-96157, 33-9827, 33-
14742, 33-37312, 33-22378,  33-41077 and as filed on September 21, 1993) of
Biogen, Inc. and its subsidiaries of our report dated February 7, 1995 appearing in the 1994 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.




Price Waterhouse LLP
Boston, Massachusetts
March 6, 1995